                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
PRIMARY                                                         1996         1995         1996         1995
-------                                                       ---------    ---------    ---------    ---------
Net income                                                    $ 168,007    $ 151,326    $ 264,185    $ 245,780

Deduct: Dividends on convertible preference stock                     -       (1,099)           -       (3,297)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 168,007    $ 150,227    $ 264,185    $ 242,483
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
------------------------------------------------------

Weighted average common shares outstanding                      272,160      276,786      274,329      276,465
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      3,203        3,648        3,489        3,128
      Fisher-Price warrants                                         983          952          985          917
      Nonvested stock                                               593          518          592          454
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             276,939      281,904      279,395      280,964
                                                              =========    =========    =========    =========

Income Per Common Share:
------------------------

Net income per common share                                   $    0.61    $    0.53    $    0.95    $    0.86
                                                              =========    =========    =========    =========

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

                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
FULLY DILUTED                                                  1996 (a)     1995 (b)     1996 (a)     1995 (b)
-------------                                                 ---------    ---------    ---------    ---------
Net income applicable to common shares                        $ 168,007    $ 151,326    $ 264,185    $ 245,780
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
------------------------------------------------------

Weighted average common shares outstanding                      272,160      276,786      274,329      276,465
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      3,210        3,789        3,504        4,074
      Fisher-Price warrants                                         983          959          985          958
      Assumed conversion of convertible preference stock              -          923            -          923
      Nonvested stock                                               627          541          708          541
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             276,980      282,998      279,526      282,961
                                                              =========    =========    =========    =========

Income Per Common Share:
------------------------

Net income per common share                                   $    0.61    $    0.53    $    0.95    $    0.87
                                                              =========    =========    =========    =========

(a) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(b) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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